                                                                  EXHIBIT 11-K

                              DECORATOR INDUSTRIES, INC.

            COMPUTATION OF FULLY DILUTED INCOME PER SHARE OF COMMON STOCK

                  FOR THE FIVE FISCAL YEARS ENDED DECEMBER 30, 1995

                                            1995           1994           1993           1992           1991
                                        ----------      ----------     ----------     ----------     ---------
Net income (loss)                       $2,414,678      $2,823,770     $2,370,232     $1,528,787     ($125,551)
                                        ----------      ----------     ----------     ----------     ---------
                                        ----------      ----------     ----------     ----------     ---------
Average number of
 common shares
 outstanding                             1,939,181       1,971,976      1,897,858      1,814,842     2,095,660

Dilutive effect of
  stock options on
  net income                               153,457         198,731        271,344        226,062         5,374
                                        ----------      ----------     ----------     ----------     ---------
                                         2,092,638       2,170,707      2,169,202      2,040,904     2,101,034
                                        ----------      ----------     ----------     ----------     ---------
                                        ----------      ----------     ----------     ----------     ---------
Fully diluted
earnings per
share:

Net income (loss)                            $1.15           $1.30          $1.09          $0.75        ($0.06)
                                        ----------      ----------     ----------     ----------     ---------
                                        ----------      ----------     ----------     ----------     ---------


Note: Per share amounts and shares outstanding have been adjusted for a two-for-one stock split in April 1993.